Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Fiscal Second Quarter 2016 Results

PORTLAND, Ore. – October 28, 2015 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator in laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2016 second quarter ended September 26, 2015. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring and other items.
Second quarter revenue was $46.5 million, compared to $43.1 million in the first quarter of 2016 and $42.9 million in the second quarter of last fiscal year. GAAP net loss was $3.3 million or $0.10 per share. Non-GAAP net loss was $1.0 million or $0.03 per share.
“In the second quarter ESI took another step forward in our corporate turnaround as we grew our orders and revenues, increased gross margin, reduced expenses, improved earnings and generated positive operating cash flow and adjusted EBITDA,” stated Ed Grady, president and CEO of ESI. “We continue to see strong customer interest in our new products and received our first order for the recently-announced UltrusTM laser processing system from a leading semiconductor manufacturer.”
Bookings for the second quarter were $51.5 million, compared to $41.9 million in the prior quarter and $43.0 million last year. Grady continued, “Our flex circuit via drilling business generated its highest quarterly bookings in more than three years, including strong demand for our high-performance Gemstone product. We also won a multi-unit order for a new application with our Lumen series micromachining platform, which booked and shipped in the quarter.”

ESI Announces Second Quarter Fiscal 2016 Results

GAAP gross margin was 39.6%. Non-GAAP gross margin was 40.6% compared to 36.6% in the prior quarter. Operating expenses on a GAAP basis were $21.4 million, down slightly from $21.5 million in the prior quarter. On a non-GAAP basis operating expenses decreased to $19.6 million from $19.9 million last quarter. Non-GAAP operating loss was $0.8 million compared to $4.1 million in the first quarter. Grady added, “We continue to make improvements in our cost structure as we shift resources to Asia and consolidate facilities."
Balance Sheet and Cash Flow
At quarter end, cash and investments grew to $60 million, compared to $58 million last quarter. The company generated $2.2 million in cash from operations. Inventories increased by $0.8 million, total trade receivables decreased by $1.4 million, and accounts payable increased by $3.0 million.
Third Quarter 2016 Outlook
Based on current market conditions, revenues for the third quarter of fiscal 2016 are expected to be in the mid-$40 million range. Non-GAAP loss per share is expected to be $0.05 to $0.10, and includes the incremental expense impact of an extra or 14th week in the company's fiscal third quarter.
Grady concluded, "In the past year we have built a broader product portfolio to address new segments of the PCB and micromachining markets. Customer reception to these products has been very positive and we are seeing multiple evaluations for our CornerStoneTM IC package drilling system and Lumen micromachining platform. However, slowing growth in China's industrial output and related global effects, near-term capital budget reductions, and the timing of product releases in the semiconductor and related packaging markets are having some impact on capacity needs in our base business and timing of adoption of new products. Although we expect some near-term bumpiness in our business, as we continue to manage our expenses carefully and drive our new products, we believe we are well positioned to capture market share and profitably grow our business."

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

The company will hold a conference call today at 2:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 12178577. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 7, 2015, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 12082942. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

the lowest total cost of ownership. ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Topwin Optoelectronics; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; the risk that our cost-reduction program will not result in the anticipated level of savings; foreign currency fluctuations; the risk that efficiencies realized from our site consolidation are not as large as expected; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Second quarter Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2015	Jun 27, 2015	Sep 27, 2014	Sep 26, 2015	Sep 27, 2014
Net sales:
Systems	$35,570	$32,062	$30,273	$67,632	$53,697
Service	10,902	11,029	12,583	21,931	24,189
Total net sales	46,472	43,091	42,856	89,563	77,886
Cost of sales:
Systems	22,345	21,285	20,742	43,630	37,676
Service	5,706	6,429	7,349	12,135	13,157
Total cost of sales	28,051	27,714	28,091	55,765	50,833
Gross profit	18,421	15,377	14,765	33,798	27,053
	40%	36%	34%	38%	35%
Operating expenses:
Selling, general and administrative	12,534	12,617	11,899	25,151	24,052
Research, development and engineering	8,283	8,645	8,424	16,928	17,569
Acquisition and integration costs	40	154	—	194	—
Restructuring costs	591	62	—	653	—
Net operating expenses	21,448	21,478	20,323	42,926	41,621
Operating loss	(3,027)	(6,101)	(5,558)	(9,128)	(14,568)
Non-operating income (expense):
Interest and other income (expense), net	6	(5)	(244)	1	(198)
Total non-operating income (expense)	6	(5)	(244)	1	(198)
Loss before income taxes	(3,021)	(6,106)	(5,802)	(9,127)	(14,766)
Provision for (benefit from) income taxes	239	258	441	497	(272)
Net loss	$(3,260)	$(6,364)	$(6,243)	$(9,624)	$(14,494)
Net loss per share—basic	$(0.10)	$(0.20)	$(0.20)	$(0.31)	$(0.48)
Net loss per share—diluted	$(0.10)	$(0.20)	$(0.20)	$(0.31)	$(0.48)

*Certain reclassifications have been made to amounts reported in prior periods to conform to current period presentation, as previously disclosed on our Form 10-K and 10-Q.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Second quarter Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Sep 26, 2015	Jun 27, 2015	Mar 28, 2015
Assets
Current assets:
Cash and cash equivalents	$43,642	$53,831	$50,994
Short-term investments	16,607	4,661	6,612
Trade receivables, net	49,097	49,234	42,295
Inventories	58,035	57,255	56,637
Shipped systems pending acceptance	2,499	2,127	2,516
Deferred income taxes, net	135	152	178
Other current assets	3,475	5,301	6,090
Total current assets	173,490	172,561	165,322
Non-current assets:
Property, plant and equipment, net	24,650	25,219	25,858
Non-current deferred income taxes, net	85	40	174
Goodwill	7,445	7,445	7,717
Acquired intangible assets, net	8,230	8,601	8,958
Trade receivables	794	2,054	3,656
Other assets	10,464	10,160	9,555
Total assets	$225,158	$226,080	$221,240
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$19,347	$16,390	$9,514
Accrued liabilities	18,913	18,720	18,666
Deferred income tax liability, net	174	174	173
Deferred revenue	12,662	14,961	12,376
Total current liabilities	51,096	50,245	40,729
Income taxes payable	1,278	1,322	1,176
Deferred income tax liability, net	407	284	443
Other liabilities	2,585	1,918	1,571
Shareholders' equity:
Preferred and common stock	191,948	190,453	189,134
Accumulated deficit	(21,366)	(18,105)	(11,741)
Accumulated other comprehensive income	(790)	(37)	(72)
Total shareholders' equity	169,792	172,311	177,321
Total liabilities and shareholders' equity	$225,158	$226,080	$221,240
End of period shares outstanding	31,448	31,321	30,704

*Certain reclassifications have been made to amounts reported in prior periods to conform to current period presentation, as previously disclosed on our Form 10-K and 10-Q.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Analysis of Second quarter Fiscal 2016 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2015	Jun 27, 2015	Sep 27, 2014	Sep 26, 2015	Sep 27, 2014
Sales detail:
Component Processing
Interconnect Products (IP)	$21,500	$20,645	$16,102	$42,145	$32,318
Component Test Products (CTP)	4,491	6,498	6,489	10,989	9,822
Semiconductor Products (SP)	6,763	11,141	9,767	17,904	20,516
	32,754	38,284	32,358	71,038	62,656
Micromachining
Micromachining Products (MP)	13,718	4,807	10,498	18,525	15,230
Net Sales	$46,472	$43,091	$42,856	$89,563	$77,886

Gross margin %	40%	36%	34%	38%	35%
Selling, service and administration expense %	27%	29%	28%	28%	31%
Research, development and engineering expense %	18%	20%	20%	19%	23%
Operating loss %	(7%)	(14%)	(13%)	(10%)	(19%)
Effective tax rate %	(8%)	(4%)	(8%)	(5%)	2%
Weighted average shares outstanding - basic	31,384	31,177	30,552	31,280	30,452
Weighted average shares outstanding - diluted	31,384	31,177	30,552	31,280	30,452
End of period employees	677	691	634	677	634

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Second quarter Fiscal 2016 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2015	Jun 27, 2015	Sep 27, 2014	Sep 26, 2015	Sep 27, 2014

Gross profit per GAAP	$18,421	$15,377	$14,765	$33,798	$27,053
Purchase accounting	325	266	226	591	673
Equity compensation	114	129	152	243	320
Non-GAAP gross profit	$18,860	$15,772	$15,143	$34,632	$28,046
Non-GAAP gross margin	40.6%	36.6%	35.3%	38.7%	36.0%

Operating expenses per GAAP	$21,448	$21,478	$20,323	$42,926	$41,621
Purchase accounting	(74)	(455)	(90)	(529)	(180)
Equity compensation	(1,126)	(933)	(881)	(2,059)	(2,043)
Acquisition and integration costs	(40)	(154)	—	(194)	—
Restructuring	(591)	(62)	—	(653)	—
Non-GAAP operating expenses	$19,617	$19,874	$19,352	$39,491	$39,398
% of Net sales	42%	46%	45%	44%	51%

Operating loss per GAAP	$(3,027)	$(6,101)	$(5,558)	$(9,128)	$(14,568)
Non-GAAP adjustments to gross profit	439	395	378	834	993
Non-GAAP adjustments to operating expenses	1,831	1,604	971	3,435	2,223
Non-GAAP operating loss	$(757)	$(4,102)	$(4,209)	$(4,859)	$(11,352)
% of Net sales	(2%)	(10%)	(10%)	(5%)	(15%)

Non-operating income (expense), net per GAAP	$6	$(5)	$(244)	$1	$(198)
Non-GAAP non-operating income (expense)	$6	$(5)	$(244)	$1	$(198)

Net loss per GAAP	$(3,260)	$(6,364)	$(6,243)	$(9,624)	$(14,494)
Non-GAAP adjustments to gross profit	439	395	378	834	993
Non-GAAP adjustments to operating expenses	1,831	1,604	971	3,435	2,223
Income tax effect of other non-GAAP adjustments	(53)	(99)	43	(152)	(923)
Non-GAAP net loss	$(1,043)	$(4,464)	$(4,851)	$(5,507)	$(12,201)
% of Net sales	(2%)	(10%)	(11%)	(6%)	(16%)
Basic Non-GAAP net loss per share	$(0.03)	$(0.14)	$(0.16)	$(0.18)	$(0.40)
Diluted Non-GAAP net loss per share	$(0.03)	$(0.14)	$(0.16)	$(0.18)	$(0.40)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2016 Results

Electro Scientific Industries, Inc.
Second quarter Fiscal 2016 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2015	Jun 27, 2015	Sep 27, 2014	Sep 26, 2015	Sep 27, 2014
Net loss	$(3,260)	$(6,364)	$(6,243)	$(9,624)	$(14,494)
Non-cash adjustments and changes in operating activities	5,428	8,691	2,404	14,119	11,392
Net cash provided by (used in) operating activities	2,168	2,327	(3,839)	4,495	(3,102)
Net cash (used in) provided by investing activities	(12,264)	469	3,573	(11,795)	20,807
Net cash provided by (used in) financing activities	264	(130)	(2,190)	134	(6,552)
Effect of exchange rate changes on cash	(357)	171	(748)	(186)	(359)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(10,189)	2,837	(3,204)	(7,352)	10,794
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	53,831	50,994	82,459	50,994	68,461
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$43,642	$53,831	$79,255	$43,642	$79,255

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com